                                                                    Exhibit 99.2

                       Report of Independent Accountants


To the Board of Directors and Shareholders of Billpoint, Inc.


In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Billpoint, Inc. (a company in the development stage) at December 31, 1998 and the results of its operations and its cash flows for the period from September 1, 1998 (date of inception) through December 31, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

San Jose, California
July 20, 1999

                                BILLPOINT, INC.
                        (A Development Stage Company)
                                BALANCE SHEET
                    (in thousands, except share amounts)


                                                                                        December 31,          March 31,
                                                                                           1998                 1999
                                                                                       --------------       --------------
                                                                                                             (unaudited)
                                    ASSETS
Current assets:
   Cash and cash equivalents....................................................            $  50                $ 3,134
   Other current assets.........................................................               --                     52
                                                                                            -----                -------
       Total current assets.....................................................               50                  3,186
Property and equipment, net.....................................................               12                    627
Other assets ...................................................................               --                     50
                                                                                            -----                -------
                                                                                            $  62                $ 3,863
                                                                                            =====                =======


                                LIABILITIES AND
                             SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable.............................................................            $  20                $   752
                                                                                            -----                -------
       Total current liabilities................................................               20                    752
                                                                                            -----                -------

Shareholders' equity:
  Convertible Preferred Stock, no par value; 3,723,793 shares authorized;
   220,000 shares issued and outstanding at December 31, 1998 and
   3,165,975 (unaudited) shares issued and outstanding at March 31, 1999........              110                  3,772
  Common Stock, no par value; 20,000,000 shares authorized; 5,700,000 shares issued and outstanding at December 31, 1998 and March 31, 1999
    (unaudited).................................................................                6                      6

  Additional paid-in capital....................................................               --                  1,549
  Unearned compensation.........................................................               --                 (1,396)
  Deficit accumulated during the development stage..............................              (74)                  (820)
                                                                                            -----                -------
       Total shareholders' equity...............................................               42                  3,111
                                                                                            -----                -------
                                                                                            $  62                $ 3,863
                                                                                            =====                =======

 The accompanying notes are an integral part of these financial statements.

                                BILLPOINT, INC.
                         (A Development Stage Company)
                            STATEMENT OF OPERATIONS
                                 (in thousands)


                                                                          Period from                                Period from
                                                                          September 1,                               September 1,
                                                                        1998 (inception)        Three months       1998 (inception)
                                                                         to December 31,       ended March 31,      to March 31,
                                                                              1998                 1999                 1999
                                                                      -----------------      -----------------     -----------------
                                                                                                          (unaudited)

Operating expenses:
   Sales and marketing..............................................            $   3                  $ 414                  $ 417
   Product development..............................................               34                    239                    273
   General and administrative.......................................               37                    105                    142
                                                                                -----                  -----                  -----
       Total operating expenses.....................................               74                    758                    832
                                                                                -----                  -----                  -----
Loss from operations................................................              (74)                  (758)                  (832)

Interest income.....................................................               --                     12                     12
                                                                                -----                  -----                  -----
Net loss............................................................            $ (74)                 $(746)                 $(820)
                                                                                =====                  =====                  =====

 The accompanying notes are an integral part of these financial statements.

                                BILLPOINT, INC.
                         (A Development Stage Company)
                       STATEMENT OF SHAREHOLDERS' EQUITY
                   (in thousands, except per share amounts)



                                                                                                           Deficit
                                                                                                          Accumulated      Total
                                              Convertible                    Additional                     in the         Share-
                                          Preferred Stock   Common Stock      Paid-in      Unearned       Development     Holders'
                                           Shares  Amount  Shares   Amount    Capital     Compensation      Stage          Equity
                                           ------  ------  ------   ------    -------     ------------   -------------    -------
Issuance of Series A Convertible
   Preferred Stock for cash at $0.50 per
   share in October 1998, net  .........      220  $  110      --        -     $   --        $    --           $  --       $ 110
Issuance of Common Stock for cash at
   $0.001 per share in October 1998 ....       --      --   5,700        6         --             --              --           6
Net loss ...............................       --      --      --       --         --             --             (74)        (74)
                                           ------  ------  ------   ------     ------        -------         -------      ------
Balance at December 31, 1998 ...........      220     110   5,700        6         --             --             (74)         42

Issuance of Series A Convertible
   Preferred Stock for cash at $0.50 per
   share in January 1999, net
   (unaudited) .........................      100      46      --       --         --             --              --          46
Issuance of Series B Convertible
   Preferred Stock for cash at $1.28 per
   share in March 1999, net
   (unaudited) .........................    2,846   3,616      --       --         --             --              --       3,616
Issuance of Preferred Stock Warrant
   (unaudited) .........................       --      --      --       --        468           (468)             --          --
Amortization of Preferred Stock
   Warrant (unaudited) .................       --      --      --       --         --            117              --         117
Unearned stock compensation
   (unaudited) .........................       --      --      --       --      1,081         (1,081)             --          --
Amortization of unearned stock
   compensation (unaudited) ............       --      --      --       --         --             36              --          36
Net loss (unaudited) ...................       --      --      --       --         --             --           (746)        (746)
                                           ------  ------  ------   ------     ------        -------         -------      ------
Balance at March 31, 1999 (unaudited) ..    3,166  $3,772   5,700   $    6     $1,549        $(1,396)         $(820)      $3,111
                                           ======  ======  ======   ======     ======        =======         =======      ======

 The accompanying notes are an integral part of these statements.

                                 BILLPOINT, INC.
                         (A Development Stage Company)
                            STATEMENT OF CASH FLOWS
                                 (in thousands)


                                                                         Period from                                 Period from
                                                                         September 1,                                September 1,
                                                                       1998 (inception)        Three months        1998 (inception)
                                                                        to December 31,       ended March 31,        to March 31,
                                                                             1998                  1999                  1999
                                                                    -----------------      -----------------      -----------------
                                                                                                          (unaudited)
Cash flows from operating activities:
 Net loss ......................................................             $ (74)                $ (746)                $ (820)

 Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
   Depreciation and amortization ...............................                --                     26                     26
   Amortization of unearned compensation .......................                --                     36                     36
   Amortization of Preferred Stock Warrant .....................                --                    117                    117
   Changes in assets and liabilities:
     Other current assets ......................................                --                    (52)                   (52)
     Other assets ..............................................                --                    (50)                   (50)
     Accounts payable ..........................................                20                    732                    752
                                                                             -----                 ------                 ------
Net cash provided by (used in) operating activities ............               (54)                    63                      9
                                                                             -----                 ------                 ------

Cash flows from investing activities:
   Purchases of property and equipment .........................               (12)                  (641)                  (653)
                                                                             -----                 ------                 ------
Net cash used in investing activities ..........................               (12)                  (641)                  (653)
                                                                             -----                 ------                 ------

Cash flows from financing activities:
 Proceeds from issuance of Convertible Preferred Stock, net ....               110                  3,662                  3,772
 Proceeds from issuance of Common Stock ........................                 6                     --                      6
                                                                             -----                 ------                 ------
Net cash provided by financing activities ......................               116                  3,662                  3,778
                                                                             -----                 ------                 ------

Net increase in cash and cash equivalents ......................                50                  3,084                  3,134
Cash and cash equivalents at beginning of period ...............                --                     50                     --
                                                                             -----                 ------                 ------
Cash and cash equivalents at end of period .....................             $  50                 $3,134                 $3,134
                                                                             =====                 ======                 ======

Supplemental non-cash financing activity:
   Issuance of Preferred Stock Warrant .........................             $  --                 $  468                 $  468


 The accompanying notes are an integral part of these financial statements.

                                BILLPOINT, INC.
                        (A Development Stage Company)
                        NOTES TO FINANCIAL STATEMENTS
                     (in thousands, except share amounts)

1. The Company and Summary of Significant Accounting Policies

   The Company
   Billpoint, Inc. (the "Company"), began operations on September 1, 1998, and was incorporated in California on September 24, 1998. The Company has developed a centralized, turnkey authorization, billing and payment fulfillment solution that permits individuals and small merchants to accept credit cards as payment for Internet-based sales transactions. The Company's service, which was launched in December 1998, is expected to derive revenues based upon a variety of fee arrangements, including percentage-of-transaction, fixed-fee per transaction and flat monthly rates.

   Since its inception, the Company has been in the development stage, engaged primarily in research and development, recruiting personnel and raising capital. To date, no revenues have been generated from its planned operations. Accordingly, the accompanying financial statements are not indicative of a normal operating period.

   The Company has incurred losses during all periods since inception and expects to incur further losses related to the development of its product and service offerings; however, management believes that existing capital resources, including the equity financing secured subsequent to December 31, 1998, will be sufficient to fund the Company's cash requirements through at least December 31, 1999.

   Use of estimates
   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.
   Actual results could differ from those estimates.

   Cash equivalents
   The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At December 31, 1998 and March 31, 1999, $50 and $3,134 (unaudited), respectively, of money market funds, the fair value of which approximates cost, are included in cash and cash equivalents.

   Concentration of credit risk
   Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents. The Company deposits cash and cash equivalents with financial institutions that management believes are of high credit quality.

   Software development costs
   Software development costs are included in research and development and are expensed as incurred. After technological feasibility is established using the working model approach, material software development costs are capitalized. The capitalized cost is then amortized on a straight-line basis over the estimated product life, or on the ratio of current revenues to total projected product revenues, whichever is greater. To date, the period between achieving technological feasibility and the general availability of such software has been short and software development costs qualifying for capitalization have been insignificant. Accordingly, the Company has not capitalized any software development costs.

   Property and equipment
   Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally one to three years, or the lease term of the respective assets if shorter.

   Long-lived assets
   The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets.

   Income taxes
   Income taxes are accounted for using an asset and liability approach, which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Companies' financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

   Research and development
   Research and development costs are charged to expense as incurred.

   Stock compensation
   The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Under APB Opinion No. 25, unearned compensation is based on the difference, if any, on the date of the grant, between the fair value of the Company's Common Stock and the exercise price of the option. The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS No. 123 and EITF 96-18.

   Comprehensive income
   There were no items required to be reported in comprehensive loss for the periods presented.

   Recent accounting pronouncements
   In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP No. 98-1 requires that entities capitalize certain costs related to internal-use software once certain criteria have been met. The Company does not expect the adoption of SOP No. 98-1 to have a material impact on its financial position, results of operations or cash flows. The Company will be required to implement SOP No. 98-1 for the year ending December 31, 1999.

   In April 1998, the AICPA issued SOP No. 98-5, "Reporting on the Costs of Start-Up Activities." SOP No. 98-5 requires that all start-up costs related to new operations be expensed as incurred. In addition, all start-up costs that were capitalized in the past must be written off when SOP No. 98-5 is adopted. The Company does not expect the adoption of SOP No. 98-5 to have a material impact on its financial position, results of operations or cash flows. The Company will be required to implement SOP No. 98-5 for the year ending December 31, 1999.

   In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative financial instruments and hedging activities. Because the Company currently holds no derivative instruments and does not engage in hedging activities, the Company does not expect the adoption of SFAS No. 133 to have a material impact on its financial position, results of operations or cash flows. The Company will be required to implement SFAS No. 133 for the year ending December 31, 2000.

   Unaudited interim financial information
   The accompanying interim financial statements as of March 31, 1999 and for the three months then ended are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements, and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position at March 31, 1999 and its results of operations and cash flows for the three months then ended. The financial data and other information disclosed in these notes to the financial statements related to this period is unaudited. The results for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for the year ending December 31, 1999.

2. Balance Sheet Components

                                                                                         December 31,            March 31,
                                                                                             1998                  1999
                                                                                        ---------------       --------------
                                                                                                                (unaudited)
Property and equipment, net:
   Computer equipment...........................................................             $  12                 $ 428
   Software.....................................................................                --                   174
   Furniture and fixtures.......................................................                --                    29
   Leasehold improvements.......................................................                --                    22
                                                                                             -----                 -----

 Less:  Accumulated depreciation and amortization...............................                --                   (26)
                                                                                             -----                 -----

                                                                                             $  12                 $ 627
                                                                                             =====                 =====


3. Income Taxes

   No provision for federal and state income taxes has been recorded as the Company has incurred net operating losses from inception (September 1, 1998) to December 31, 1998. As of December 31, 1998, the Company had net operating loss carryforwards of approximately $50 for federal income tax purposes which can be used to reduce future taxable income. These net operating loss carryforwards begin to expire in 2014.

   Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period. As a result of this limitation, the net operating loss carryforwards may expire prior to their utilization.

4. Commitments

   Leases
   The Company leases office space and equipment under noncancelable operating leases with various expiration dates through February 2003. Rent expense for the year ended December 31, 1998 and the period ended March 31, 1999 totaled $2,000 and $10,000 (unaudited), respectively. The terms of the facility lease provide for rental payments on a graduated scale. The Company recognizes rent expense on a straight-line basis over the lease period, and has accrued for rent expense incurred but not paid.

   Future minimum lease payments under noncancelable operating leases, including lease commitments entered into subsequent to December 31, 1998, are as follows:

Year Ending
December 31,
   1999 ..........................................................         $ 96
   2000 ..........................................................          133
   2001 ..........................................................           25
   2002 ..........................................................            3
   2003 ..........................................................            1
                                                                           ----

   Total minimum lease payments...................................         $258
                                                                           ====

5. Shareholders' Equity

   Convertible Preferred Stock
   The Company's Articles of Incorporation, as amended, authorize the issuance of 3,723,793 shares of Convertible Preferred Stock, of which 320,000 shares, 2,853,793 shares, and 550,000 shares are designated as Series A, Series B and Series C, respectively. The holders of Convertible Preferred Stock have various rights and preferences as follows:

   Voting
   Each share of Series A and B Convertible Preferred Stock has voting rights equal to an equivalent number of shares of Common Stock into which it is convertible and votes together as one class with the Common Stock.

   As long as at least fifty percent of the Convertible Preferred Stock remain outstanding, the Company must obtain approval from a majority of the holders of Convertible Preferred Stock in order to amend the Articles of Incorporation as related to Convertible Preferred Stock, change the authorized number of shares of Convertible Preferred Stock, repurchase any shares of Common Stock other than shares subject to the right of repurchase by the Company, change the authorized number of Directors, authorize a dividend for any class or series other than Convertible Preferred Stock, create a new class of stock or effect a merger, consolidation or sale of assets where the existing shareholders retain less than 50% of the voting stock of the surviving entity.

   Dividends
   Holders of Series A and B Convertible Preferred Stock are entitled to receive noncumulative dividends at the per annum rate of $0.04 and $0.10 per share, respectively, when and if declared by the Board of Directors. The holders of Series A and B Convertible Preferred Stock will also be entitled to participate in dividends on Common Stock, when and if declared by the Board of Directors, based on the number of shares of Common Stock held on an as-if converted basis. No dividends on Convertible Preferred Stock or Common Stock have been declared by the Board of Directors from inception to December 31, 1998 and March 31, 1999 (unaudited), respectively.

   Liquidation
   In the event of any liquidation, dissolution or winding up of the Company, including a merger, acquisition, or sale of assets where the beneficial owners of the Company's Common Stock and Convertible Preferred Stock own less than 50% of the resulting voting power of the surviving entity, the holders of Series A and B Convertible Preferred Stock are entitled to receive an amount of $0.50 and $1.28 per share, respectively, plus any declared but unpaid dividends prior to and in preference to any distribution to the holders of Common Stock. The remaining assets, if any, shall be distributed ratably among the holders of Common Stock according to the number of shares of Common Stock such holders then hold. Should the Company's legally available assets be insufficient to satisfy the liquidation preferences, the funds will be distributed ratably among the holders of Series A and B Convertible Preferred Stock in proportion to the full preferential amount each such holder is entitled to receive. At December 31, 1998 the aggregate liquidation preference of Series A Convertible Preferred Stock totaled $110. At March 31, 1999 the aggregate liquidation preference of Series A and Series B Convertible Preferred Stock totaled $156 and $3,616 (unaudited), respectively.


   Conversion
   Each share of Series A and Series B Convertible Preferred Stock is convertible, at the option of the holder, according to a conversion ratio subject to adjustment for dilution. Each share of Series A and B Convertible Preferred Stock automatically converts into the number of shares of Common Stock into which such shares are convertible at the then effective conversion ratio upon: (1) the closing of a public offering of Common Stock at a price of at least $3.00 per share with gross proceeds of at least $15,000 (2) a merger sale of substantially all of the assets of the Company, or other transactions which result in a change in control or (3) the consent of the holders of the majority of Convertible Preferred Stock.

   At December 31, 1998, the Company reserved 3,173,793 shares of Common Stock for the conversion of Series A and B Convertible Preferred Stock.

   Preferred Stock Warrant (unaudited)
   On March 18, 1999, as consideration for entering into an agreement to develop a co-branded transaction processing service for individual users on the Internet, the Company granted Excite, Inc. a warrant to purchase 550,000 shares of the Company's Preferred Stock. The warrant has an exercise price of $2.60 per share, was fully vested on the grant date and has a term of one year from the date of the agreement. Using the Black-Scholes option pricing model, the estimated fair value of the warrant totaled $468 which was recorded as unearned stock compensation and is being recognized ratably over the one year term of the agreement as a charge to sales and marketing expense. Amortization of the fair value of the Preferred Stock warrant totaled $117 (unaudited) for the three months ended March 31, 1999.

   Common Stock
   The Company's Articles of Incorporation, as amended, authorize the Company to issue 20,000,000 shares of Common Stock. A portion of the shares outstanding are subject to repurchase by the Company over a four-year period from the earlier of the issue date or employee hire date, as applicable. At December 31, 1998 and March 31, 1999 there were 5,344,750 and 4,987,500 (unaudited)
   shares, respectively, were subject to repurchase rights.

6. Stock Option Plans (unaudited)

   During 1999, the Company adopted the Employee Stock Option Plan (the "Plan"). The Plan provides for the granting of stock options to employees and consultants of the Company. Options granted under the Plan may be either incentive stock options ("ISO") or nonqualified stock options ("NSO"). ISOs may be granted only to Company employees, including officers and directors who are also employees. NSOs may be granted to Company employees and consultants. The Company has reserved 2,189,091 shares of Common Stock for issuance under the Plan.

   Options under the Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and (ii) the exercise price of an ISO and NSO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant. Options are exercisable based on a vesting schedule which provides a 25% vest one year after the date of grant and the remaining options thereafter in monthly installments over the remaining 36 months. To date, options granted generally vest over four years. Activity under the Plan is as follows:

                                                                                                         Options Outstanding
                                                                                                 -----------------------------------
                                                                                                                        Weighted
                                                                                                                        Average
                                                                            Shares                                      Exercise
                                                                         available for                                  price per
                                                                             grant                  Shares                share
                                                                       -----------------        ---------------      ---------------
Shares reserved at Plan inception...................................        2,189,091                      --                $  --
 Options granted  ..................................................         (537,096)                537,096                 0.13
 Options exercised  ................................................               --                      --                   --
 Options canceled  .................................................               --                      --                   --
                                                                            ---------            ------------
Balance at March 31, 1999...........................................        1,651,995                 537,096                 0.13
                                                                            =========            ============
Options exercisable at March 31, 1999...............................                                       --
                                                                                                 ============

   Options outstanding and exercisable at March 31, 1999 (unaudited) are as follows:

                                Options Outstanding at                          Options Exercisable at
                                    March 31, 1999                                   March 31, 1999
        -------------------------------------------------------------------   ----------------------------
                                                    Weighted       Weighted
                                                    Average        Average                    Weighted
           Range of                Number of       Remaining       Exercise    Number of       Average
        Exercise Price              Shares      Contractual Life    Price       Shares      Exercise Price
        --------------            -----------   ----------------   --------   -----------   --------------
  $                  0.13             537,096         9.71 years      $0.13         --            $0.13

   Fair value disclosures (unaudited)

   Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for the awards under a method prescribed by SFAS No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                                                                  Three Months Ended
                                                                                                    March 31, 1999
                                                                                                 ---------------------
                                                                                                      (unaudited)
Net Loss:
   As reported.......................................................................                     $746
                                                                                                          ====
   Pro forma.........................................................................                     $750
                                                                                                          ====

   The Company calculated the fair value of each option grant on the date of grant using the Black-Scholes pricing method with the following assumptions: volatility 0%; dividend yield at 0%; weighted average expected option term of four years; risk free interest rate of 6% for the three months ended March 31, 1999. The weighted average fair value of options granted during March 1999 was $0.06.

   Unearned stock compensation (unaudited)
   In connection with certain stock option grants during the three months ended March 31, 1999, the Company recorded unearned stock compensation totaling $1,081,000, which is being amortized over the four year vesting period of the related option. Amortization of unearned stock compensation totaled $36,000 for the three months ended March 31, 1999.

7. Employee Benefit Plans

   The Company sponsors a 401(k) defined contribution plan covering all employees. Contributions made by the Company are determined annually by the Board of Directors. No employer contributions were made during the period from inception to December 31, 1998 or during the three months ended March 31, 1999 (unaudited), respectively.

8. Subsequent Events (unaudited)

   Stock compensation
   In April 1999, in connection with certain stock option grants, the Company recorded unearned stock compensation totaling $4,740, which will be amortized over the four year vesting period of the related options.

   Acquisition
   On May 25, 1999, eBay Inc. acquired all of the Company's outstanding capital stock at which time the Company became a wholly-owned subsidiary of eBay Inc.